Exhibit 10.22

THIS UNSECURED SUBORDINATED PROMISSORY NOTE IS SUBORDINATE

TO THE SENIOR DEBT AS DEFINED IN, AND IN ACCORDANCE WITH, THE

PROVISIONS HEREOF

Unsecured Subordinated Promissory Note

Aggregate Principal Amount:

US $2,000,000.00	June 25, 2008

COHEN BROTHERS, LLC, a Delaware limited liability company (the “Company” or “Maker”), having an address at 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, for value received, hereby promises to pay to the order of Daniel G. Cohen (the “Payee”) the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), or if less than such principal sum, the aggregate unpaid principal amount of all loans made by Payee to the Company as indicated on the books and records of the Payee upon demand at any time from Payee and from time to time as of and after the earlier to occur of either (i) an Event of Default (as hereinafter defined), or (ii) June 20, 2013 (the “Maturity Date”).

The Maker shall also pay interest on the unpaid balance of such principal amount from the date hereof, subject to Section 3 and 4, until the aggregate principal amount is paid in full as set forth herein. Interest shall be payable semiannually on the 1st day of May and November of each year commencing November 1, 2008 until the Maturity Date in cash at an annual rate equal to nine percent (9%) per annum (such interest, “Cash Interest”) and (y) in kind, at an annual rate equal to three percent (3%) per annum (such interest “In Kind Interest”). All accrued In Kind Interest shall on each payment date be added to the unpaid principal balance under this Note and thereafter, the increased principal balance shall accrue interest as set forth in this Note. All payments of principal, Cash Interest and fees shall be made in lawful money of the United States of America in cash or wire transfer at the address of Payee set forth on the signature page hereof or such other address as Payee may designate in writing to the Company. All payments hereunder shall be made without reduction by reason of any set-off, defense or counter-claim whatsoever.

1. Representation and Warranties. The Maker represents and warrants to Payee that it is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of organization with full power and authority to execute, deliver and perform this Note, that this Note has been duly authorized, executed and delivered by it and constitutes its legal, valid, binding and enforceable obligation and that the execution, delivery and performance of this Note does not and will not violate, constitute a default under or result in a breach of its constitutive documents, any applicable laws or regulations (as hereinafter defined) or any contract, agreement or instrument to which it is a party or by which it or its property may be bound or subject.

2. Event of Default. Upon the occurrence of any of the following events (each, an “Event of Default”):

(i) the Maker shall fail to pay any principal, Cash Interest or other amount payable in respect of this Note on the date due and otherwise in accordance with the terms hereof;

(ii) the Maker shall default in the observance or performance of any covenant contained in this Note or any representation in this Note shall become untrue in any material respect and that default shall continue unremedied for a period of five (5) calendar days following notice given by Payee;

(iii) the Maker shall file a petition or commence a proceeding under any bankruptcy, insolvency or similar law of any state or any subdivision thereof or any other nation, state or political entity (whether such petition or proceeding is for relief from debts or for the appointment or authorization of a receiver, trustee, liquidator, custodian or conservator of the Maker or of the whole or substantially all of its property or any other purpose), or there is filed against the Maker any such petition or commenced against the Maker any such proceeding, and any such petition or proceeding filed or commenced against the Maker remains undismissed for a period of sixty (60) calendar days, or if the Maker by any act consents to, approves of or expressly acquiesces in any such petition or proceeding; the Maker shall seek relief under any such law; or the Maker shall make an assignment for the benefit of creditors; or a court of competent jurisdiction shall enter an order, judgment or decree, or enter an order for relief against the Maker in any case commenced under any such law; or

(iv) if the Maker should default under any agreement or instrument to which it is a party with respect to any indebtedness for borrowed money and such default shall continue after the expiration of applicable grace periods, then, at any time thereafter during the continuance of any Event of Default, Payee may, by written notice to the Maker, but subject to the provisions of Section 4 below, declare this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby expressly waived to the fullest extent permitted by law, anything contained herein to the contrary notwithstanding. Upon the occurrence of an Event of Default described in clause (iii) above, all amounts due under this Note shall automatically be payable without the requirement of any notice to the Maker or any further act of the Payee. The remedies provided above shall be in addition to any other remedy available to the Payee under this Note or under applicable law, or otherwise. Should the indebtedness represented by this Note, or any part thereof, be collected in law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after default, the Maker agrees to pay, in addition to the principal, interest and other amounts due and payable hereon and hereunder, all costs and expenses incurred in connection with such collection, including, without limitation, reasonable attorneys’ and collection fees. No delay on the part of Payee in exercising any rights hereunder shall operate as a waiver of such rights.

3. Default Interest. Notwithstanding any other provision of this Note to the contrary, if the Company shall fail to pay when due any amount owing to Payee hereunder, then to the extent permitted by law the Company will pay to Payee, subject to the provisions of Section 4 below, on demand Cash Interest on the amount in default from the date such payment became due until payment in full at a rate of interest equal to sixteen percent (16%) per annum.

4. Subordination. (a) The payment of all indebtedness, liabilities, and obligations of Maker to Payee under this Note, whether, now existing or hereafter arising, (collectively, the “Subordinated Debt”) is expressly subordinated to the Senior Debt (as defined herein) as provided in this Section 4. The term “Senior Debt” means any and all Obligations (as defined in the Loan Agreement, as defined herein) of Maker to Agent, Issuing Bank or Lenders under the Loan Agreement including without limitation interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Maker, whether or not a claim for such post-commencement interest is allowed. The term “Loan Agreement” means that certain Loan and Security Agreement dated July 27, 2007, as the same may be amended, supplemented, restated or replaced from time to time among Maker, TD Bank, N.A. (successor by merger to Commerce Bank, N.A.) as Agent and Issuing Bank and the Lenders party thereto from time to time. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

(b) Until the Senior Debt is indefeasibly paid in full and any commitment to make Advances under the Loan Agreement has terminated, Maker shall not pay, and Payee shall not accept, any payments of any kind (including prepayments) associated with the Subordinated Debt; provided, however, that so long as no Event of Default or Default under the Loan Agreement exists or after giving effect to the making of any such payment(s) would exist, Maker may pay and Payee may accept regularly scheduled payments of Cash Interest on the Subordinated Debt. No principal payment of any kind (by voluntary prepayment, acceleration, set-off or otherwise) of any portion of the Subordinated Debt may be made by Maker or received or accepted by Payee at any time prior to the infeasible payment in full of the Senior Debt and termination of any commitment to make Advances under the Loan Agreement.

(c) Any payments on the Subordinated Debt received by Payee other than as permitted in clause b above, shall be held in trust for Agent and Payee will forthwith turn over any such payments in the form received, properly endorsed, to Agent to be applied to the Senior Debt as determined in accordance with the Loan Agreement.

(d) Maker shall not grant to Payee and Payee shall not take any lien on or security interest in any of Maker’s property, now owned or hereafter acquired, created or arising.

(e) Payee shall not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to Agent for the benefit of Secured Parties under and in connection with the Loan Agreement, or any amendment, extension, replacement thereof or related agreement among Agent, Issuing Bank, Lenders and Maker.

(f) Payee shall not commence any action or proceeding of any kind against

Maker to recover all or any part of the Subordinated Debt not paid when due, and shall at no time join with any creditor, in bringing any proceeding against Maker under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency law now or hereafter existing, unless and until the Senior Debt shall be indefeasibly paid in full and any commitment to make advances under the Loan Agreement has terminated. Payee, however may accelerate the amount of the Subordinated Debt upon the occurrence of (i) the acceleration of the Senior Debt; and (ii) the filing of a voluntary petition under the Bankruptcy Code by Maker or the filing of an involuntary proceeding under the Bankruptcy Code against Maker that is not released, discharged or stayed within 60 days.

(g) In the event of any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency proceeding of Agent, Payee shall at Agent’s request file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of Maker in respect of the Subordinated Debt and will hold in trust for Agent and pay over to Agent in the same form received, to be applied on the Senior Debt as determined in accordance with the Loan Agreement, any and all money, dividends or other assets received in any such proceedings on account of the Subordinated Debt, unless and until the Senior Debt shall be indefeasibly paid in full (and any commitment to make advances under the Loan Agreement has terminated), including without limitation interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Maker, whether or not a claim for such post-commencement interest is allowed. Agent may, as attorney-in-fact for Payee, take such action on behalf of Payee and Payee hereby appoints Agent as attorney-in-fact for Payee to demand, sue for, collect, and receive any and all such money, dividends or other assets and give acquittance therefore and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Agent’s name or in the name of Payee, as Agent may deem necessary or advisable for the enforcement of the provisions of this Section 4. Payee shall execute and deliver to Agent such other and further powers of attorney or other instruments as Agent reasonably may request in order to accomplish the foregoing.

(h) Agent, Issuing Bank and Lenders may at any time and from time to time, without the consent of or notice to Payee, without incurring responsibility to Payee, and without impairing or releasing any of rights of Agent, Issuing Bank and Lenders, or any of the obligations of Payee hereunder:

(i) Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt (including increasing the principal amount thereof), or any part thereof, or amend, supplement or replace the

Loan Agreement and/or any other Loan Document in any manner or enter into or amend, supplement or replace in any manner any other agreement relating to the Senior Debt;

(ii) Sell, exchange, release or otherwise deal with all or any part of the Collateral securing the Senior Debt or any part thereof;

(iii) Release anyone liable in any manner for the payment or collection of the Senior Debt;

(iv) Exercise or refrain from exercising any rights against Maker or any Subsidiary Guarantor, or any of them, or others; and

(v) Apply sums paid by any party to the Senior Debt in any order or manner as determined pursuant to the Loan agreement.

(i) Payee will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent provided herein. Payee represents that no part of the Subordinated Debt or any instrument evidencing the same has been transferred or assigned and Payee will not transfer or assign, except to Agent for the ratable benefit of Secured Parties, any part of the Subordinated Debt while any Senior Debt remains outstanding, unless such transfer or assignment is made expressly subject to the provisions of this Section 4. Payee and Maker shall not modify or permit the modification of the payment terms of the Subordinated Debt or otherwise modify this Note.

(j) Payee represents and warrants that neither the contents and provisions of this Section 4 nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which Payee is now subject.

(k) In the event that Maker at any time terminates the financing arrangements with respect to the Senior Debt, then the provisions of this Section 4 hereof shall inure to the benefit of any financial institution obtained by Maker to provide replacement financing for Maker and, in connection with such replacement financing, Payee shall, if requested by such replacement lender, execute with such replacement lender a subordination agreement substantially similar to the provisions of this Section 4 to this Subordination Agreement.

(l) Maker and Payee each expressly agree that Agent, Issuing Bank and Lenders are third party beneficiaries of the provisions of this Section 4 and understand that Agent, Issuing Bank and Lenders shall rely on such provisions to make and continue to make the Senior Debt available to Maker.

5. Set-Off. Subject to Section 4, this Note shall not limit any rights that Payee has by law to set off and apply amounts held by Payee to or for the credit of the account of the Company against any and all obligations of the Company then due and payable under the Note.

6. Prepayment. Subject to Section 4, this Note may be prepaid in whole or in part at any time and from time to time without premium, penalty or fee, together with Cash Interest and In Kind Interest accrued on the amount prepaid to the date of any such prepayment.

7. Waivers; Attorney’s Fees. The parties hereto, including the Company and all endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. Payee will be entitled to receive, in addition to any other remedies at law or in equity, all costs in connection with the collection and enforcement of this Note (including reasonable attorney’s fees).

8. Transfers. Subject to Section 4, the Payee may transfer all or a portion of this Note with the consent of the Company, which shall not be unreasonably withheld. Upon any such transfer, the Company will, at its expense, prepare a new Note in the denomination indicated by Payee, deliver such new Note as instructed by the Payee and make appropriate entries on the Note registry maintained at the Company’s offices. The Company may treat the person in whose name this Note is registered on the Note registry maintained at such office as the holder hereof for all purposes and the Company shall not be affected by any notice to the contrary.

9. Indemnification of Payee.

(a) Maker shall indemnify and hold harmless Payee, from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other reasonable out-of-pocket costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Payee as the result of credit having been extended, suspended or terminated under this Note and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties hereto (collectively, “Indemnified Liabilities”); provided, that Maker shall not be liable for any indemnification to the Payee to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Payee’s gross negligence or willful misconduct.

(b) PAYEE SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS NOTE, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, ENHANCED COMPENSATORY, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS NOTE OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER.

(c) The Maker acknowledges that the Payee holds an equity interest in Maker. As a result, the interests of Payee under this Note may be different from, or in conflict with, the interests of the holders of equity interests in Maker. In recognition of the foregoing and in consideration of Payee providing the loans under this Note, Maker acknowledges and agrees that Payee is and will be entitled to enforce its rights under this Note and will be entitled to pursue any and all remedies to which it is entitled (including calling a default under or accelerating such loan) even if doing so would be detrimental to or create a conflict with the Maker or any holder of its equity interests, and Maker and any other signatories hereto waives, to the fullest extent permitted by law, (i) any right to object to such enforcement, (ii) any right to assert a claim against Payee as a result of such conflict of interest, and (iii) any claim for a breach of fiduciary duty, duty of loyalty, lender liability, equitable subordination or other claims relating to or arising from the fact that Payee and its affiliates parties would have an interest, directly or indirectly, as both a creditor and a holder of equity interests in Maker.

10. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the Company, Payee and their respective successors and assigns, provided that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Payee.

11. Savings Clause. Notwithstanding the foregoing or any other provision contained in this Note, nothing herein contained shall authorize or permit the exaction or payment of interest by Payee where the same would be unlawful or prohibited by any applicable law or would violate the applicable usury law of any jurisdiction. In any such event, this Note shall automatically be deemed amended to permit interest charged at an amount equal to, but not greater than, the maximum permitted by law.

12. Payments. Whenever any payment of principal of or interest on this Note or payment of any other amount due hereunder shall be stated to be due on a day that is not a Business Day such payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest, if any, due in connection with any such payment. For the purposes hereof, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or required by law to close.

13. Amendments. This Note may not be changed orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

14. Notices. Except as otherwise provided herein, all notices, demands and other communications (“notices”) to either party hereto under this Note shall be in writing and shall be delivered or sent to such party at the address shown below its name on the signature pages hereof, or to such other address as may be given by proper notice. Any notice given hereunder shall not be deemed effective until actually received.

15. Governing Law.

THIS NOTE AND ANY DOCUMENTS AND INSTRUMENTS DELIVERED IN CONNECTION HEREWITH AND THE RIGHTS AND DUTIES OF THE MAKER AND PAYEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE MAKER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER BY MAIL AT ADDRESS OF SUCH PERSON AT ITS PRINCIPAL PLACE OF BUSINESS OR RESIDENCE, IF AN INDIVIDUAL. THE MAKER AND PAYEE HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

16. Waiver of Jury Trial.

The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceed or counterclaim enforcing or defending any rights arising out of or relating to this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by duly authorized representatives of the Company.

COHEN BROTHERS, LLC

By:	/s/ JOSEPH POOLER
Name: Joseph Pooler
Title: Chief Financial Officer
Address:
2929 Arch Street
Philadelphia, PA 19104
Attention: Chief Financial Officer

ADDRESS OF PAYEE:

Daniel Cohen
c/o Cohen & Company
2929 Arch Street,17th Floor
Philadelphia, PA 19104